EXHIBIT 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL

OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David A. Neumann, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of PCTEL, Inc. for the fiscal year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of PCTEL, Inc.  A signed original of this written statement required by Section 906 has been provided to PCTEL, Inc. and will be retained by PCTEL, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

	By:	/s/ David A Neumann
DATE: March 13, 2020	NAME:	DAVID A. NEUMANN
	Title:	Chief Executive Officer

I, Kevin McGowan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of PCTEL, Inc. for the fiscal year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of PCTEL, Inc.  A signed original of this written statement required by Section 906 has been provided to PCTEL, Inc. and will be retained by PCTEL, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

	By:	/s/ Kevin McGowan
DATE: March 13, 2020	NAME:	KEVIN MCGOWAN
	Title:	Chief Financial Officer